FORM 10-K                                                                Page 58

EXHIBIT 21 - SUBSIDIARIES

                    CONE MILLS CORPORATION AND SUBSIDIARIES
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

                                                                                 Percentage
                                                              State or            of Voting
                                                           Jurisdiction of        Securities
       Name                           Address               Incorporation           Owned

Boelas Pipeline                    Greensboro, NC          North Carolina            100%
   Corporation

Cliffside Railroad                 Cliffside, NC           North Carolina             98
   Company

Cornwallis Development Co.         Greensboro, NC          North Carolina            100

House 'N Home                      New York, NY            New York                  100
   Fabrics and
   Draperies, Inc.

Cone Mills International           Greensboro, NC          North Carolina            100
   Corporation

Cone Foreign Sales                 Greensboro, NC          Barbados                  100
   Corporation

Cone Mills (Mexico), S.A.          Mexico City             Mexico, D.F.              100
   de C.V.

Comercializadora Cone Mills,       Mexico City             Mexico, D.F.               98
   S.A. de C.V.

Cone Global Finance Corp.          San Francisco, CA       California                100

Cone Singapore, Pte., Ltd.         Singapore               Republic of Singapore     100

CIPCO S.C., Inc.                   Carlisle, S.C.          Delaware                  100

Cone Mills (Europe) S.A.           Zaventem, Belgium       Brussels, Belgium         100
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